Exhibit 10.24


Safety Components International, Inc.
Attention: Vick Crowley, Treasurer
41 Stevens Street
Greenville, SC 29605
USA
Fax: 001 (864) 240-2728
("Guarantor")

To:

HVB Bank Czech Republic a.s.
nam. Republiky 3a, c.p. 2090, 110 00 Praha 1
Czech Republic
ID no. 64948242
registered in the Commercial Register
kept by Municipal Court in Prague, section B, insert 3608
("Lender")

LETTER OF GUARANTEE

                                       I.

WHEREAS

      we have been informed that HVB Bank Czech Republic a.s. (formerly known as Bank Austria (CR) a.s.) domiciled in Prague (Czech Republic) (hereinafter referred to as the "Lender") intends to extend its existing credit facility (the "Facility") in the amount of USD 3,750,000.- to our subsidiary Automotive Safety Components International, s.r.o., ID no. (ICO) 63667576, with the seat at Biskupicka 781, 569 43 Jevicko, Czech Republic, registered in the Commercial Register kept by Regional Court in Hradec Kralove, section C, insert 14566 (hereinafter referred to as the "Borrower") and the Lender's renewal of the respective facility agreement (hereinafter referred to as the "Agreement") will be conditional upon the Lender's receipt of a USD 500,000 (five hundred thousand United States Dollars) guarantee issued in favour of the Lender.

THEREFORE, NOW

      we the undersigned Safety Components International, Inc. (41 Stevens Street, Greenville, SC 29605, USA, Federal Tax ID Number 33-0596831) (hereinafter referred to as the "Guarantor") herewith guarantee in the amount of USD 500,000 (five hundred thousand United States Dollars) irrevocably and unconditionally, as and for our own debt, until full and final payment has been made, the due and prompt payment by the Borrower of the principal


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      of and interest on the Facility and all other amounts payable by the
      Borrower under the Agreement.

      The Guarantor undertakes to pay the Lender within 14 days after the receipt of the Lender's first written demand in the form of registered mail under the Guarantor's above mentioned address or a fax to Guarantor's above mentioned fax number, received by the Guarantor, and which shall include the Lender's statement that the Borrower has failed to fulfil its payment obligations under the Agreement and which shall (i) declare that the Borrower is in default with the Facility, (ii) state the amount payable to the Lender hereunder, and (iii) state the identification of the bank and account number to which the guarantor is to make the payment, any amount indicated in such demand up to the aggregate maximum amount of USD 500,000.- (five hundred thousand United States Dollars).

      The Guarantor warrants that the Guarantor has full knowledge of and approved all the terms and conditions of the Agreement.

The Guarantor shall not in any way question or contest the justification of any such demand made pursuant to the provisions of this Letter of Guarantee or the related Credit Agreement between HVB Bank Czech Republic a.s. and Automotive Safety Components International, s.r.o and effect all payments owed by the Guarantor under this Guarantee without deductions whatsoever.

The Guarantor hereby agrees that its obligations hereunder shall be irrespective of the absence of any action to enforce the same or the waiver of consent by the Lender in respect of any provisions of the same obtaining of any judgement against the Borrower or any action to enforce the same or any other circumstance which might otherwise constitute a legal discharge or defence of the Borrower.

The Guarantor hereby undertakes not to exercise any rights of subrogation and indemnity against the Borrower and agrees not to claim any set-off or counterclaim against the Borrower or to claim or to prove in competition with the Lender in the event of bankruptcy, insolvency or liquidation of the Borrower or have any benefit, share or other right in any security now or hereafter held by the Lender for any payment obligation of the Borrower regarding the Facility Agreement to the Lender until all moneys due to the Lender under the Facility have been paid or otherwise discharged to the Lender in full.

The Guarantor hereby confirms that it is entitled to issue this Guarantee.

It is hereby acknowledged by the Guarantor that the Lender shall have the right to take from the Borrower or any third person, subject to the consent of the Guarantor, any additional security for the moneys outstanding under the Facility and such additional security shall not diminish or impair the rights of the Lender under this Guarantee.

This Guarantee shall be continuously valid from the date hereof until the Borrower has fulfilled all its payment obligations under the Agreement. Afterwards, the Lender shall return the original of the present Letter of Guarantee to the Guarantor.

                                       II.


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WHEREAS

      The Guarantor holds indirectly 100% ownership of the issued and outstanding voting share capital of the Borrower and the Guarantor entered into a credit agreement with Congress Financial Corporation (Southern) (hereinafter referred to as "Congress") which includes a minimum tangible net worth covenant the Guarantor needs to comply with under such credit agreement (hereinafter referred to as the "Financial Covenant").

THEREFORE, NOW

      the Guarantor represents and undertakes on behalf of the Lender the following:

      1. The Guarantor shall maintain directly or indirectly 100% ownership of the issued and outstanding voting share capital of the Borrower. Any change in ownership structure resulting in guarantor's not holding directly or indirectly 100% of the issued and outstanding voting share capital of the borrower will require the Lender's consent. In the event that the consent is not granted or not requested, the Lender will have the right to request the Borrower to prepay all amounts outstanding under the facility.

      2. The Guarantor covenants and agrees that as long as any credit amount or interest or any other amounts due under the Agreement between the Borrower and the Lender is outstanding, the Guarantor will continuously and without any delay inform the Lender on all fundamental facts which could have a material impact to the ability of the Guarantor or Borrower to fulfil its obligations towards Lender.

2.1.  Financial Covenants

      The Guarantor covenants and agrees that as long as any credit amount or interest or any other amounts due under the Agreement between the Borrower and the Lender is outstanding, the Guarantor will comply and continue to comply with the Financial Covenant set out in the credit agreement between the Guarantor and Congress as amended from time to time or to comply with any other financial covenants set out in any other credit agreement between the Guarantor and any other bank other than the credit agreement between the Guarantor and Congress.

      The Guarantor has provided the Lender with a copy of the current Financial Covenant between the Guarantor and Congress which are enclosed hereto as

                                   Appendix A

                  [Attach copy of Net Worth Adjustment letter]

      and, therefore, the Lender has full knowledge of and approved all the applicable Financial Covenants of the Guarantor stated therein. The

      Guarantor will inform the Lender about any amendments regarding such Financial Covenants by giving written notice thereof.


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      In case that the Guarantor shall enter into a credit agreement with any bank other than Congress and, therefore, the credit agreement between the Guarantor and Congress is terminated, then the Guarantor shall inform the Lender about the financial covenants included in such other credit agreement with such bank by giving written notice to the Lender within thirty (30) days after the signing date of such other credit agreement with such bank.

      If the credit agreement existing as of the date hereof between the Guarantor and Congress should cease to be legally binding, the Guarantor shall give written notice to the Lender of such fact.

      If Congress should release the Guarantor in whole and continuously of any of the Financial Covenants set out in the credit agreement between the Guarantor and Congress or if any other bank, with which the Guarantor concluded a credit agreement other than the credit agreement with Congress which includes financial covenants should release the Guarantor in whole and continuously of any of such financial covenants, the Guarantor shall give written notice to the Lender of such release.

      In the event the financial covenant obligation between the Guarantor and Congress ceases to exist and (a) the credit agreement between Congress and the Guarantor is refinanced by another senior creditor ("New Senior Lender"), (b) is replaced by another financial covenant(s) between Congress and the Guarantor, or (c) Congress is not replaced with another New Senior Lender, the Lender, at its option may elect:

            (i) to have the most recently existing financial covenant(s) between Congress and the Guarantor remain in full effect with respect to this Letter of Guarantee,

            (ii) replace, with respect to this Letter of Guarantee, the most recently existing financial covenant(s) between Congress and the Guarantor with any new financial covenants between the Guarantor and Congress, or

            (iii) replace, with respect to this Letter of Guarantee, the most recently existing financial covenant(s) between Congress and the Guarantor with any new financial covenants between the Guarantor and a New Senior Lender.

      In the event that the financial covenant obligation between the Guarantor and a New Senior Lender changes, the Lender, at its option may elect:

            (i) to have the most recently existing financial covenant(s) between New Senior Lender and the Guarantor remain in full effect with respect to this Letter of Guarantee, or

            (ii) replace, with respect to this Letter of Guarantee, the most recently existing financial covenant(s) between the New Senior Lender and the Guarantor with any new financial covenants between the Guarantor and New Senior Lender.

      Lender shall notify the Guarantor of any election pursuant to Section 2.1. above by both fax and mail. If the election is not made within thirty days of receiving notice of a change in the financial covenants, the financial covenants then existing shall stay in effect with respect to this Letter of Guarantee.


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2.2.  The Guarantor shall as soon as the same becomes available, but in any event within 180 days after the end of each of its respective financial year, deliver to the Lender the audited consolidated financial statements, Form 10-K of the Guarantor for such financial year.

      Each set of the audited consolidated financial statements delivered by the Guarantor to the Lender shall be accompanied by a certificate of the Guarantor stating that such consolidated financial statements of the Guarantor are in compliance with the financial covenants as described under Clause 2.1. above.

2.3. The Guarantor shall as soon as the same becomes available, but in any event within 60 days after the end of each calendar quarter (except with respect to the final quarter of the fiscal year), deliver to the Lender the interim consolidated financial statements, Form 10-Q of the Guarantor for such quarter.

      Each set of the interim consolidated financial statements delivered by the Guarantor to the Lender shall be accompanied by a certificate of the Guarantor stating that such consolidated financial statements of the Guarantor are in compliance with the financial covenants as described under Clause 2.1. above.


2.4. If the Guarantor does not comply with the financial covenants as defined under item 2.1. above, the Guarantor shall establish and maintain with the Lender a USD currency account in the amount of the at that time outstanding loan amount but in any case in the amount of at most USD 500,000 (the "Escrow Account").

      The balance of such account shall bear interest equal to greater of (i) the at that time current 3-month-London-Interbank-offered-Rate less 2%, or
      (ii) 0%. The Guarantor commits to pledge the original $500,000 in Escrow Account plus any accrued interest received on the Escrow Account in favour of the Lender until the Guarantor complies with the financial covenants again.

                                      III.

1. All cost, expenses, taxes, stamp duties and legal fees for this Guarantee imposed by the law applicable shall be borne by the Guarantor.

2. This Guarantee shall be governed by and construed in accordance with the laws of the Czech Republic. All disputes arising therefrom or from its breach, cancellation or invalidity shall be settled by the Arbitration Court of the Czech Republic Chamber of Commerce and the Czech Republic Chamber of Agriculture.

3. This Guarantee may not be modified, amended or changed in any respect except in writing duly signed by the both Guarantor and Lender.

4.    This Guarantee shall come into force upon the signature of the Guarantor.

                                        Vick Crowley, Treasurer

____________________________            _____________________________________
Place, Date                             Safety Components International, Inc.


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Agreed:

____________________________            _____________________________________
Place, Date                             HVB Bank Czech Republic a.s.




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                                   Appendix A
                           Net Worth Adjustment Letter